Exhibit 99.1

Yum China to Acquire Ownership of the Pizza Hut Brand in Mainland China

Shanghai, China (June 16, 2026) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today announced that it has entered into a definitive agreement with Yum! Brands, Inc. (“Yum! Brands”) (NYSE: YUM) to acquire ownership of the Pizza Hut brand in Mainland China at a cash consideration of $1.2 billion. Upon closing, Pizza Hut China will no longer be subject to the license fees previously payable to Yum! Brands.

Pizza Hut is the largest casual dining restaurant brand in China1 and continues to capture significant growth opportunities in the market. In 2025, Pizza Hut reported segment revenue of $2.3 billion and segment operating profit of $183 million, and in the first quarter of 2026, it delivered its 13th consecutive quarter of same-store transaction growth and its eighth consecutive quarter of restaurant margin and operating profit expansion. With 4,375 restaurants across more than 1,100 cities2, Yum China is targeting the expansion of Pizza Hut’s footprint to over 6,000 stores by 2028 and the doubling of its operating profit by 2029 compared with that for 2024, as previously outlined at Yum China’s Investor Day in November 2025.

“Moving from the exclusive licensee to the brand owner of Pizza Hut in Mainland China represents a transformative milestone for us, demonstrating our conviction and long-term commitment to the China market. We see tremendous opportunities ahead, and we are still only at the early stage of our planned growth trajectory for Pizza Hut China,” said Joey Wat, CEO of Yum China. “Becoming the brand owner will give the Company greater strategic flexibility to drive innovation across the menu, store formats, new modules, and operations. In addition, the elimination of the license fee payments to Yum! Brands are expected to enhance store economics and lower store-opening thresholds, which support Pizza Hut’s margin expansion, growth acceleration and market leadership in China. As always, we remain fully committed to delivering an exceptional experience for our customers.”

As the Company embarks on the next chapter of Pizza Hut’s growth in China, going forward, Yum China and Yum! Brands remain fully committed to a strong partnership to unlock growth in the KFC brand. KFC will continue to be the key growth engine for Yum China and has a long runway to further expand into underserved markets, strengthen its market leadership and deliver sustainable long-term growth. KFC China is well positioned to pursue its target of expanding from its current footprint of 13,4542 stores to over 17,000 stores by 2028. In addition, concurrent to the transaction, KFC China will be eligible to receive a decade-long financial incentive from Yum! Brands upon achieving certain system sales growth targets, supporting and rewarding the higher future growth of KFC China.

Yum China’s Board of Directors approved the transaction after a thorough review with the management team. The transaction is expected to close in the third quarter of 2026, subject to customary closing conditions. On a like-for-like basis, Yum China's 2026 full year financial guidance remains unchanged. With the elimination of license fee payments to Yum! Brands for the Pizza Hut brand, the Company expects the transaction to immediately enhance Pizza Hut China’s and therefore Yum China’s restaurant margins and OP margins. It is also expected to be immediately accretive to diluted EPS starting in 2026 following closing, and mid-single-digit accretive to diluted EPS in 2027 and 2028.

1 In terms of 2025 system sales and number of restaurants.

2 As of March 31, 2026.

Yum China plans to fund the acquisition through a combination of cash and debt financing. The Company’s financing plan is designed to support the transaction while maintaining its long-term commitment to shareholder value creation. Yum China remains committed to its previously announced capital return plans, which includes $1.5 billion in 2026, and approximately 100% of annual free cash flow after subsidiaries’ dividend payments to non-controlling interests beginning in 2027. This is expected to translate to an average annual return of approximately $900 million to over $1 billion in 2027 and 2028, and to exceed $1 billion in 2028.

Transaction Consideration

The transaction consideration represents an implied last-twelve-month (LTM) P/E multiple of 19.5x3, which compares favorably with the trading multiples of comparable global and China-based catering and beverage companies that are brand owners with franchising as a key business model. This represents a 17% discount to the median of the peer group’s4 latest LTM P/E (23.5x)5 as of market close on June 12, 2026, and a 24% discount to the median of the peer group’s average LTM P/E over the past one year (25.7x)6. Additionally, it also stands at a discount to the intrinsic value range derived from various valuation methodologies, taking into account historical performance and future prospects of Pizza Hut in Mainland China, reinforcing long-term value creation for shareholders.

Management will provide additional information regarding the transaction during Yum China’s second-quarter earnings conference call scheduled for July 30, 2026.

Lazard acted as financial advisor, Sidley Austin LLP acted as legal counsel, and Fangda Partners acted as PRC counsel to Yum China in the transaction.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to future strategies, growth, business plans, restaurant expansion plans and operating profit targets, projected capital returns, the pending acquisition of ownership of the Pizza Hut brand in Mainland China from Yum! Brands, Inc. (the “Pending Transaction”) and related financing, the expected timing, benefits and impact of the Pending Transaction, expected license-fee savings, expected margin benefits, expected EPS accretion, implied multiples, peer group comparisons, intrinsic value range and potential long-term value creation, and potential future financial incentives from Yum! Brands. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments,

3 The multiple is calculated by dividing the transaction consideration of $1.2 billion by the license fees payable to Yum! Brands from Yum China for operating Pizza Hut in Mainland China for the last twelve months ended March 31, 2026 (net of tax) which amounted to approximately $62 million.

4 The peer group consists of seven comparable global and China-based catering and beverage companies, including Yum! Brands, McDonald’s, Restaurant Brands International, Domino’s Pizza, Starbucks, Mixue and Guming.

5 Latest LTM P/E refers to closing price of each comparable company on June 12, 2026 divided by LTM EPS, sourced from FactSet.

6 Average LTM P/E over the past one year is calculated as the average of daily LTM P/E ratios over the past one year ended June 12, 2026. Daily LTM P/E ratios are calculated in the same way as footnote 5 above, where LTM EPS and closing prices on each of the trading days in the past one year are sourced from FactSet.

as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the Company’s future strategies, growth, business plans, capital allocation strategy, capital return plans (including dividend and share repurchase plans), restaurant expansion plans, and operating profit targets, as well as statements about the benefits, timing, and impact of the Pending Transaction and the potential KFC financial incentive. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements. Factors that could cause actual results to differ materially include, among others, risks relating to the consummation of the Pending Transaction, including the possibility that the conditions to the consummation of the Pending Transaction will not be satisfied in the anticipated timeframe or at all, risks related to the ability to realize the anticipated benefits of the Pending Transaction, risks related to the availability, terms and cost of debt financing, transaction costs, tax and accounting treatment, changes in consumer demand or competitive conditions, failure to achieve anticipated license-fee savings, margin benefits, EPS accretion or KFC financial incentives, risks that the assumptions underlying the implied multiple calculations, P/E ratios and peer group comparisons and intrinsic value range may prove inaccurate or incomplete, and risks that the Pending Transaction may not result in the anticipated long-term value creation and negative effects of the announcement or failure to consummate the Pending Transaction on the Company’s operating results or market price of its securities. Our plan of capital returns to shareholders (including dividend and share repurchase plans) is based on current expectations, which may change based on market conditions, capital needs or otherwise. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 18,000 restaurants under six brands across over 2,600 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit https://ir.yumchina.com/.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556
IR@YumChina.com

Media Contact:
Tel: +86 21 2407 3824
Media@YumChina.com